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                                                                   Exhibit 10.47

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MOMENTA PHARMACEUTICALS, INC.             675 WEST KENDALL STREET               T: 617.491.9700 F: 617.621.0431
                                          CAMBRIDGE, MA 02142                   WWW.MOMENTAPHARMA.COM
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[MOMENTA LOGO]


                                November 2, 2004

Joseph Tyler
22 Forster Street
Somerville, Massachusetts 02145

Dear Joe:

In connection with the termination of your employment with Momenta Pharmaceuticals, Inc. (the "Company") effective as of November 15, 2004 (the "Termination Date"), in particular from your position of Vice President of Manufacturing, you are eligible to receive the benefits described in this letter.

By signing and returning this letter, you will be entering into a binding agreement with the Company and will be agreeing to the terms and conditions set forth in the numbered paragraphs below, including the release of claims set forth in paragraph 4. Therefore, you are advised to consult with an attorney before signing this letter and you may take up to twenty-one (21) days to do so. If you sign this letter, you may change your mind and revoke your agreement during the seven (7) day period after you have signed it. If you do not so revoke, this letter will become a binding agreement between you and the Company after the expiration of the seven (7) day revocation period.

Regardless of whether you sign this letter you will receive payment upon your termination for any unused vacation time accrued through the Termination Date and you may elect to continue receiving group medical insurance pursuant to the federal "COBRA" law, 29 U.S.C. Section 1161 ET SEQ. All premium costs shall be paid by you on a monthly basis for as long as, and to the extent that, you remain eligible for COBRA continuation. You should consult the COBRA materials to be provided by the Company for details regarding these benefits. All other benefits, including life insurance and long term disability, will cease upon your Termination Date. Pursuant to the Company's Amended and Restated 2002 Stock Incentive Plan, you will have up to thirty (30) days after the Termination Date to exercise any previously vested stock rights you may have (the "Exercise Period") unless extended as set forth below. All unvested stock rights will be cancelled on the Termination Date.

If, after reviewing this letter agreement with an attorney, you find the terms and conditions are satisfactory to you, you should sign and return this letter to Richard P. Shea in the enclosed envelope by November 23, 2004.

The following numbered paragraphs set forth the terms and conditions which will apply if and only if you timely sign and return this letter agreement and do not revoke it within the seven (7) day period:

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1.    TERMINATION DATE - Your effective date of termination from the Company is
      November 15, 2004 (the "Termination Date").

2. OPTION ACCELERATION - In consideration for the release of claims set forth in Paragraph 4 and your agreeing that you will use your best efforts to facilitate the effective transition of your departure and the integration of your replacement, the Company has agreed to a one-year acceleration of the vesting of your stock options that are unvested as of the Termination Date. In addition, subject to the Company's Chief Executive Officer's assessment of your performance during such transition period and for a reasonable time thereafter, at the Company's sole discretion, you may be entitled to additional acceleration of the vesting of your stock options unvested as of the Termination Date, however such acceleration shall not in any event exceed an additional one-year acceleration. If applicable, you will be notified of such additional accelerated options in writing by the earlier of the 8th day after the execution of this letter agreement or December 1, 2004.

3. EXTENSION TO EXERCISE PERIOD - As further consideration for the release of claims set forth in Paragraph 4 and your agreeing to use your best efforts to facilitate the effective transition of your departure and the integration of your replacement, the Company has agreed to amend the Exercise Period to provide you with a ninety (90) day exercise period (the "Extended Exercise Period") to exercise both previously vested and any accelerated options.

4. RELEASE - In consideration of the consideration set forth herein, which you acknowledge you would not otherwise be entitled to receive, you hereby fully, forever, irrevocably and unconditionally release, remise and discharge the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the "Released Parties") from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys' fees and costs), of every kind and nature which you ever had or now have against the Released Parties arising out of your employment with and/or separation from the Company, including, but not limited to, all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000e ET SEQ., the Age Discrimination in Employment Act, 29 U.S.C. Section 621 ET SEQ., the Americans With Disabilities Act of 1990, 42 U.S.C., Section 12101 ET SEQ., the Family and Medical Leave Act, 29 U.S.C. Section 2601 ET SEQ., the Worker Adjustment and Retraining Notification Act ("WARN"), 29 U.S.C. Section 2101 ET SEQ., and the Rehabilitation Act of 1973, 29 U.S.C. Section 701 ET SEQ., all as amended; all claims arising out of the Fair Credit Reporting Act, 15 U.S.C. Section 1681 ET SEQ., the Employee Retirement Income Security Act of 1974 ("ERISA"), 29 U.S.C. Section 1001 ET seq., the Massachusetts Fair Employment Practices Act., M.G.L. c.151B, Section 1 ET SEQ., the Massachusetts Civil Rights Act, M.G.L. c.12 Sections 11H and 11I, the Massachusetts Equal Rights Act, M.G.L. c.93, Section 102 and M.G.L. c.214,
      Section 1C, the Massachusetts Labor and Industries Act, M.G.L. c.149,
      Section 1 ET SEQ., the

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      Massachusetts Privacy Act, M.G.L. c. 214, Section 1B, and the
      Massachusetts Maternity Leave Act , M.G.L. c. 149, Section 105(d), all as amended; all common law claims including, but not limited to, actions in tort, defamation and breach of contract; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including but not limited to claims to stock or stock options except as provided in Paragraphs 2 and 3; and any claim or damage arising out of your employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above; provided, however, that nothing in this letter agreement prevents you from filing, cooperating with, or participating in any proceeding before the EEOC or a state Fair Employment Practices Agency (except that you acknowledge that you may not be able to recover any monetary benefits in connection with any such claim, charge or proceeding or from enforcing the terms of this letter agreement).

5. NON-DISCLOSURE, NON-COMPETITION AND NON-SOLICITATION OBLIGATIONS - You acknowledge and reaffirm your obligation to keep confidential and not to disclose any and all non-public information concerning the Company which you acquired during the course of your employment with the Company, including, but not limited to, any non-public information concerning the Company's business affairs, business prospects and financial condition as is stated more fully in the Employee Nondisclosure, Noncompetition and Assignment of Intellectual Property Agreement you executed at the inception of your employment which remains in full force and effect. You further acknowledge and reaffirm your obligations under the Employee Nondisclosure, Noncompetition and Assignment of Intellectual Property Agreement you previously executed for the benefit of the Company at the inception of your employment, which also remain(s) in full force and effect, a copy of which is attached hereto for your convenience.

6. RETURN OF COMPANY PROPERTY - You confirm that you have returned to the Company all keys, files, records (and copies thereof), equipment (including, but not limited to, computer hardware, software and printers, wireless handheld devices, cellular phones, pagers, etc.), parking passes, Company identification, Company vehicles and any other Company-owned property in your possession or control and have left intact all electronic Company documents, including but not limited to those which you developed or help develop during your employment. You further confirm that you have cancelled all accounts for your benefit, if any, in the Company's name, including but not limited to, credit cards, telephone charge cards, cellular phone and/or pager accounts and computer accounts.

7. BUSINESS EXPENSES AND COMPENSATION - You acknowledge that you have been reimbursed by the Company for all business expenses incurred in conjunction with the performance of your employment and that no other reimbursements are owed to you. You further acknowledge that you have received payment in full for all services rendered in conjunction with your employment by the Company and that no other compensation is owed to you.

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8.    NON-DISPARAGEMENT - You understand and agree that you shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, vendor, client or customer of the Company regarding the Company or any of its directors, officers, employees, agents, representatives or about the Company's business affairs and financial condition. The Company agrees that it will direct its officers and managers with knowledge of this letter agreement and Company's Senior Directors not to make any disparaging or derogatory statements about you. The Company will also direct its officers and managers with knowledge of this letter agreement and Company's Senior Directors to respond to any inquiries from prospective employers by confirming your title and dates of employment only.

9. COOPERATION WITH CLAIMS OR ACTIONS - You agree to make yourself available upon receiving reasonable notice to cooperate with the Company in the defense or prosecution of any claims or actions which may be brought against or on behalf of the Company. You agree that you will notify the Company promptly in the event that you are served with a subpoena or are asked to provide a third party with information concerning any actual or potential complaint or claim against the Company or being brought by the Company. You agree that, if called to testify in any proceeding in court, at arbitration or before an administrative agency, you will testify truthfully under all circumstances. Subject to the foregoing, you agree to make yourself available upon receiving reasonable notice to meet with counsel for the Company in connection with the Company's preparation of its claims or defenses.

10. AMENDMENT - This letter agreement shall be binding upon the parties and may not be modified in any manner, except by an instrument in writing of concurrent or subsequent date signed by duly authorized representatives of the parties hereto. This letter agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

11. WAIVER OF RIGHTS - No delay or omission by the Company in exercising any right under this letter agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

12. VALIDITY - Should any provision of this letter agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be deemed not to be a part of this letter agreement.

13. CONFIDENTIALITY - You understand and agree that as a condition of the stock option provisions set forth in paragraphs 2 and 3 and of the terms and conditions herein described, the terms and contents of this letter agreement, and the contents

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      of the negotiations and discussions resulting in this letter agreement, shall be maintained as confidential by you and your agents and representatives and shall not be disclosed except to the extent required by federal or state law or as otherwise agreed to in writing by the Company. You further understand that Company may be required to file this letter agreement with the Securities Exchange Commission and/or other governmental agencies.

14. NATURE OF AGREEMENT - You understand and agree that this letter agreement is a separation agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

15. ACKNOWLEDGMENTS - You acknowledge that you have been given at least twenty-one (21) days to consider this letter agreement and that the Company advised you to consult with an attorney of your own choosing prior to signing this letter agreement. You understand that you may revoke this letter agreement for a period of seven (7) days after you sign this letter agreement, and the letter agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period. YOU UNDERSTAND AND AGREE THAT BY ENTERING INTO THIS LETTER AGREEMENT YOU ARE WAIVING ANY AND ALL RIGHTS OR CLAIMS YOU MIGHT HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED BY THE OLDER WORKERS BENEFIT PROTECTION ACT, AND THAT YOU HAVE RECEIVED CONSIDERATION BEYOND THAT TO WHICH YOU WERE PREVIOUSLY ENTITLED.

16. VOLUNTARY ASSENT - You affirm that no other promises or agreements of any kind have been made to or with you by any person or entity whatsoever to cause you to sign this letter agreement, and that you fully understand the meaning and intent of this letter agreement. You state and represent that you have had an opportunity to fully discuss and review the terms of this letter agreement with an attorney. You further state and represent that you have carefully read this letter agreement understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign your name of your own free act.

17. APPLICABLE LAW - This letter agreement shall be interpreted and construed by the laws of the Commonwealth of Massachusetts, without regard to conflict of laws provisions. You hereby irrevocably submit to and acknowledge and recognize the jurisdiction of the courts of the Commonwealth of Massachusetts, or if appropriate, a federal court located in Massachusetts (which courts, for purposes of this letter agreement, are the only courts of competent jurisdiction), over any suit, action or other proceeding arising out of, under or in connection with this letter agreement or the subject matter hereof.

18. ENTIRE AGREEMENT - This letter agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to your termination of employment and the settlement of claims against the Company and cancels all previous oral and written negotiations, agreements, commitments and writings in connection therewith. Nothing in this paragraph, however, shall modify, cancel or supersede your obligations set forth in paragraph 5 herein.

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If you have any questions about the matters covered in this letter, please call
me.


                                        Very truly yours,

                                        Momenta Pharmaceuticals, Inc.

                                        By: /s/ Alan L. Crane
                                            -----------------

                                        Name:  Alan L. Crane

                                        Title: Chief Executive Officer

I hereby agree to the terms and conditions set forth above. I have been given at least twenty-one (21) days to consider this agreement and I have chosen to execute this on the date below. I intend that this letter agreement become a binding agreement between me and the Company if I do not revoke my acceptance in seven (7) days.


/s/ Joseph Tyler                        Date: November 15, 2004
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Employee Name:


To be returned by November 23, 2004.

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